Exhibit 3.01

Delaware

PAGE 1

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "PERPETUAL TECHNOLOGIES, INC.", FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF MARCH, A.D. 2007, AT 6:32 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

4318070 8100

070324686

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

AUTHENTICATION: 5513769

DATE: 03-16-07

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:47 PM 03/15/2007
FILED 06:32 PM 03/15/2007
SRV 070324686 – 4318070 FILE

CERTIFICATE OF INCORPORATION

OF

PERPETUAL TECHNOLOGIES, INC.
A Delaware Corporation

ARTICLE I

The name of this Corporation is **Perpetual Technologies, Inc.**

ARTICLE II

The registered office of the Corporation in the State of Delaware is to be located at 1209 Orange Street, in the City of Wilmington, County of Newcastle, Zip Code 19801. The registered agent in charge thereof is The Corporation Trust Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

The name and mailing address of the incorporator is Joseph Nemelka, 899 South Artistic Circle, Springville, UT 84663.

ARTICLE V

Section 1. Number of Authorized Shares.

The total number of shares of stock which the Corporation shall have the authority to issue shall be Two Hundred Ten Million (210,000,000) shares. The Corporation shall be authorized to issue two classes of shares of stock, designated, "Common Stock" and "Preferred Stock." The Corporation shall be authorized to issue Two Hundred Million (200,000,000) shares of Common Stock, each share to have a par value of $.001 per share, and Ten Million (10,000,000) shares of Preferred Stock, each share to have a par value of $.001 per share. Preemptive rights to purchase additional shares of stock are denied.

Section 2. Common Stock.

The Board of Directors of the Corporation may authorize the issuance of shares of Common Stock from time to time. The Corporation may reissue shares of Common Stock that are redeemed, purchased, or otherwise acquired by the Corporation unless otherwise provided by law.

Section 3. Preferred Stock.

The Board of Directors of the Corporation may by resolution authorize the issuance of shares of Preferred Stock from time to time in one or more series. The Corporation may reissue shares of Preferred Stock that are redeemed, purchased, or otherwise acquired by the Corporation unless otherwise provided by law. The Board of Directors is hereby authorized to fix or alter the designations, powers and preferences, and relative, participating, optional or other rights, if any, and qualifications, limitations or restrictions thereof, including, without limitation, dividend rights (and whether dividends are cumulative), conversion rights, if any, voting rights (including the number of votes, if any, per share, as well as the number of members, if any, of the Board of Directors or the percentage of members, if any, of the Board of Directors each class or series of Preferred Stock may be entitled to elect), rights and terms of redemption (including sinking fund provisions, if any), redemption price and liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, and to increase or decrease the number of shares of any such series subsequent to the issuance of shares of such series, but not below the number of shares of such series then outstanding.

Section 4. Dividends and Distributions.

Subject to the preferences applicable to Preferred Stock outstanding at any time, the holders of shares of Common Stock shall be entitled to receive such dividends, payable in cash or otherwise, as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefore.

Section 5. Voting Rights.

Each share of Common Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the stockholders of the Corporation.

ARTICLE VI

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in Delaware General Corporation Law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation. Unless otherwise ordered by a court of competent jurisdiction, at all meetings of the shareholders, one-third of the shares of a voting group entitled to vote at such meeting, represented in person or by proxy, shall constitute a quorum of that voting group. Unless otherwise required by law, a majority vote of those shareholders represented in person or by proxy will be sufficient to take any corporate action. Cumulative voting shall not be permitted.

ARTICLE VII

The number of directors of the Corporation shall be fixed from time to time by or in the manner provided in the Bylaws of the Corporation or amendment thereof duly adopted by the Board of Directors or by the stockholders of the Corporation, provided that the number of directors shall not b less than one nor more than nine. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE VIII

Except as provided in Article X hereof, neither the Board of Directors nor any committee thereof shall authorize a loan by the Corporation to a director of the Corporation or to any entity in which a director of the Corporation is a director or officer or has a financial interest, or a guaranty by the Corporation of an obligation of a director of the Corporation or of an obligation of an entity in which a director of the Corporation is a director or officer or has a financial interest, until at least ten days after written notice of the proposed authorization of the loan or guaranty has been given to the shareholders who would be entitled to vote thereon if the issue of the loan or guaranty were submitted to a vote of the shareholders.

ARTICLE IX

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

ARTICLE X

To the fullest extent permitted by the General Corporation Law of Delaware, as the same exists or may hereafter be amended, provided that the effect of any such amendment shall be prospective only (the "Delaware Law"), a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director. The Corporation shall indemnify, in the manner and to the fullest extent permitted by the Delaware Law (but in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The Corporation to the fullest extent permitted by the Delaware Law, may purchase and maintain insurance on behalf of any such person against any liability which may be asserted against such person. The Corporation may create a trust fund, grant a security interest or use other means (including without limitation a letter of credit) to ensure the payment of such sums as may become necessary or desirable to effect the indemnification as provided herein. To the fullest extent permitted by the Delaware Law, the indemnification provided herein shall include expenses as incurred (including attorneys' fees), judgments, finds and amounts paid in settlement and any such expenses shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the person seeking indemnification to repay such amounts if it is ultimately determined that he or she is not entitled to be indemnified. Notwithstanding the foregoing or any other provision of this Article, no advance shall be made by the Corporation if a determination is reasonably and promptly made by the Board by a majority vote of a quorum of disinterested Directors, or (if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested Directors so directs) by independent legal counsel to the Corporation, that, based upon the facts known to the Board or such counsel at the time such determination is made, (a) the party seeking an advance acted in bad faith or deliberately breached his or her duty to the Corporation or its stockholders, and (b) as a result of such actions by the party seeking an advance, it is more likely than not that it will ultimately be determined that such party is not entitled to indemnification pursuant to the provisions of this Article X. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the fullest extent permitted by the Delaware Law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, the Corporation's Bylaws, vote of stockholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. The Corporation may, but only to the extent that the Board of Directors may (but shall not be obligated to) authorize from time to time, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article X as it applies to the indemnification and advancement of expenses of directors and officers of the Corporation.

ARTICLE XI

The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of Delaware.

ARTICLE XII

This Corporation reserves the right to amend or repeal any of the provisions contained in this Certificate of Incorporation in any manner now or hereafter permitted by law, and the rights of the stockholders of this corporation are granted subject to this reservation.

I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 14th day of March, A.D. 2007.

BY: */s/ Joseph Nemelka*
Joseph Nemelka, Incorporator

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:22 PM 03/24/2010
FILED 05:17 PM 03/24/2010
SRV 100314194 - 4318070 FILE

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF INCORPORATION

OF

PERPETUAL TECHNOLOGIES, INC.

Perpetual Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

1. The name of the corporation is PERPETUAL TECHNOLOGIES, INC. (the "Corporation"):

2. Article First of the Certificate of Incorporation of the Corporation is hereby amended as follows:

   "1. The name of the Corporation is China Filtration Technology, Inc."

3. Article Fourth of the Certificate of Incorporation of the Corporation is hereby amended by inserting the following section at the end of Article Fourth:

   "At the close of business on the date of the filing of this Certificate of Amendment each 5 outstanding shares of Common Stock, par value $.001 per share shall be combined into one share of Common Stock (the "Reverse Stock Split") without any action by the holders of such shares; provided, however, that upon such combination, the Corporation shall not issue fractional shares or pay cash in respect thereof, but shall instead issue to each stockholder the aggregate number of shares resulting from the Reverse Stock Split rounded up to the next higher whole number of shares based upon the preceding calculation. The Reverse Split shall have no effect on the number of authorized shares of Common Stock. Following the Reverse Stock Split, each holder of a certificate or certificates representing shares of Common Stock of the Corporation, upon surrender thereof, shall receive a certificate or certificates representing the number of shares such stockholder is entitled to receive following the Reverse Stock Split. Pending such surrender certificates for Common Stock of the Corporation shall be deemed for all purposes, as a result of the Reverse Stock Split and without any action on the part of the holders thereof, to evidence only the right to receive one or more certificates representing shares of Common Stock in accordance with the terms and conditions hereof."

3. In accordance with Section 242 of the Delaware General Corporation Law: (i) this amendment to the Certificate of Incorporation has been duly adopted and

approved by the unanimous written consent of the Board of Directors of the Corporation dated February 12, 2010 in accordance with Section 141(f) of the Delaware General Corporation Law and (ii) this amendment to the Certificate of Incorporation has been duly adopted and approved by the written consent dated February 12, 2010 of a majority of the outstanding shares of Common Stock as of the close of business on February 12, 2010 in accordance with Section 228 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its Chief Executive Officer on this 24 day of March 2010.

PERPETUAL TECHNOLOGIES, INC.

By: ____________

Name: Li Jie

Title: Chief Executive Officer

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "CHINA FILTRATION TECHNOLOGY, INC.", CHANGING ITS NAME FROM "CHINA FILTRATION TECHNOLOGY, INC." TO "CHINA SLP FILTRATION TECHNOLOGY, INC.", FILED IN THIS OFFICE ON THE FIRST DAY OF JUNE, A.D. 2010, AT 5:07 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

SECRETARY'S OFFICE — DELAWARE (seal)

Jeffrey W. Bullock, Secretary of State

4318070 8100

AUTHENTICATION: 8028877

100616612

DATE: 06-02-10

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:09 PM 06/01/2010
FILED 05:07 PM 06/01/2010
SRV 100616612 - 4318070 FILE

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF INCORPORATION

OF

CHINA FILTRATION TECHNOLOGY, INC.

China Filtration Technology, Inc., a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

1. The name of the corporation is CHINA FILTRATION TECHNOLOGY, INC. (the "Corporation"):

2. Article First of the Certificate of Incorporation of the Corporation is hereby amended as follows:

   "1. The name of the Corporation is China SLP Filtration Technology, Inc."

3. In accordance with Section 242 of the Delaware General Corporation Law this amendment to the Certificate of Incorporation has been duly adopted and approved by the unanimous written consent of the Board of Directors of the Corporation dated April 22, 2010 in accordance with Section 141(f) of the Delaware General Corporation Law and by the written consent dated April 22, 2010 of a majority of the outstanding shares entitled to vote thereon as of the close of business on April 22, 2010 in accordance with Section 228 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its Chief Executive Officer on this 30th day of May 2010.

CHINA FILTRATION TECHNOLOGY, INC.

By: ______________

Name: Li Jie

Title: Chief Executive Officer